Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE TO PRESENT AT CIBC WORLD

MARKETS HEALTHCARE CONFERENCE AND PARTICIPATE IN SUNTRUST ROBINSON HUMPHREY BUSINESS SERVICES UNCONFERENCE

BOCA RATON, Fla. – October 25, 2007 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) announced today that it is scheduled to make a presentation on Wednesday, November 7, 2007, at 8:00 a.m. Eastern Time at the CIBC World Markets 18th Annual Healthcare Conference being held at The Waldorf-Astoria Hotel in New York City.

Cross Country’s presentation will be webcast and accessible to the public online via the Company’s web site at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=ccrn&script=2100%20.  Through this link, visitors will be able to access the Company’s presentation made by Joseph A. Boshart, President and Chief Executive Officer of Cross Country Healthcare, Inc., who will provide an overview of Cross Country’s business and prospects.  Replays will be available for 90 days after the presentation or until February 5, 2008 at the same website address.

In addition, Cross Country Healthcare is scheduled to participate in the SunTrust Robinson Humphrey Business Services Unconference on Thursday, November 8, 2007, being held at Le Parker Meridien Hotel in New York City.  This event consists of small group and one-on-one investors meetings – no formal presentations are being made.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a leading provider of healthcare staffing and related services in the United States.  The Company has a national client base of approximately 4,000 hospitals, pharmaceutical companies and other healthcare providers.  Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com.  Shareholders and prospective investors can also register at the corporate website to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

This release contains forward-looking statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", “suggests” and similar expressions are forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.  These factors include: our ability to attract and retain qualified nurses and other healthcare personnel, costs and availability of short-term apartment leases for our travel nurses, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including from time to time entering into Letters of Intent which may or may not result in the completion of an acquisition, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006, as well as in our Quarterly Report on Form 10-Q issued during 2007.  Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Given these uncertainties, the forward-looking statements discussed in this press release might not occur.  While it is our intention to update guidance quarterly, it should not be assumed that our silence over time means that actual events are occurring as expressed or implied in such forward-looking statements.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Cross Country Healthcare, Inc.

Phone: 877.686.9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264 Fax: (561) 998-8533 www.crosscountry.com